UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25371 Commercentre Drive, Suite 200 Lake Forest, CA	92630
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (949) 528-3100

N/A
(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code: (949) 528-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	TBLT	Nasdaq Capital Market
Series A Warrants	TBLTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed by ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on August 19, 2019, the Company had entered into a securities purchase agreement, dated August 19, 2019 (the “Securities Purchase Agreement”), with an institutional investor (the “Investor”) pursuant to which the Company sold to the Investor: (i) a Series A Senior Secured Convertible Note (“Series A Note”); (ii) a Series B Senior Secured Convertible Note (“Series B Note” and together with the Series A Note, the “Notes”); and (iii) warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Warrant” and together with the Notes, the “Securities”). The Notes were senior secured obligations of the Company secured by a lien on all assets of the Company, bore no interest (unless were event default has occurred and is continuing) and were to mature on December 31, 2020.

On November 20, 2020, the Company and the Investor entered into an exchange agreement, dated November 20, 2020 (the “Exchange Agreement”), pursuant to which the Investor exchanged the Securities and agreed to extinguish the lien on all of the Company’s assets for the following:

(i)	An aggregate cash payment of $744,972;
(ii)	An aggregate of 1,850,000 freely tradeable shares of the Company’s Common Stock;
(iii)	A warrant to purchase up to an aggregate of 575,000 shares of the Common Stock (the “Warrant Shares”) for $1.00 per share, subject to anti-dilution protection as described below, from the date of issuance until August 19, 2024 (the “Exchange Warrant”); and
(iv)	Nine (9) shares of Series E Non-Convertible Preferred Stock (the “Series E Preferred Stock”) of the Company;

The Exchange Agreement contained representations and warranties by the Company and Investor customary to transactions of a similar nature.

Exchange Warrant

The Exchange Warrant provides that in the event the Company (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of above shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment to the exercise price shall be also be made to the number of Warrant Shares so that the aggregate exercise price remains the same as the original aggregate exercise price before the adjustment.

The Exchange Warrant provides that in the event there occurs any stock split, stock dividend, stock combination recapitalization or other similar transaction involving the Common Stock (each, a “Stock Combination Event”) and the Event Market Price is less than the exercise price then in effect (after giving effect to the adjustment in clause ) above), then on the sixteenth (16th) trading day immediately following such Stock Combination Event, the Exercise Price then in effect on such sixteenth (16th) trading day (after giving effect to the adjustment above) shall be reduced (but in no event increased) to the Event Market Price. The term “Event Market Price” is defined in the Exchange Warrant as the average of the five lowest volume-weighted average prices (“VWAP”) of the Common Stock during the twenty (20) consecutive trading days period ending and including the sixteenth (16th) trading day after such Stock Combination Event Date.

The Exchange Warrant also provides for cashless exercise at Investor’s option based on the average VWAP of the Common Stock for the twenty (20) trading days immediately prior to the time of exercise. Also, the Investor may, in its sole discretion, elect instead to receive upon such exercise a number of shares of Common Stock equal to the “Alternate Net Number,” defined in the Exchange Warrant as being equal to 200% of the difference of (i) the quotient of (A) the product of (I) such aggregate number of Warrant Shares to be exercised hereunder pursuant to such Exercise Notice and (II) the Exercise Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events), divided by (B) the Market Price, less (ii) such aggregate number of Warrant Shares to be exercised hereunder pursuant to such Exercise Notice. The term “Market Price” is defined in the Exchange Warrant as the higher of (i) $0.264 and (ii) the lower of (1) the closing bid price of the Common Stock on the trading day immediately prior to such date and (2) the VWAP of the Common Stock on the trading day immediately prior to such date.

The Investor executed a Waiver, dated November 20, 2020, therein waiving the anti-dilution provisions in the Exchange Warrant, provided that the Company does not file a registration statement during the two week period following the closing on November 20, 2020.

The foregoing is only a brief description of the material terms of the Exchange Agreement and the Exchange Warrant, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference. The form of Exchange Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and such document is incorporated herein by reference. The form of the Exchange Warrant is filed as Exhibit 10.2 to this Current Report on Form 8-K and such document is incorporated herein by reference.

Series E Preferred Stock

The rights, privileges and obligations of the Series E Preferred Stock will be established in a certificate of designation (the “Series E Certificate of Designation”) to be filed with the Nevada Secretary of State. The Series E Certificate of Designation will designate 15 shares of the Company’s 5 million authorized “blank check” preferred stock as Series E Preferred Stock. The Series E Preferred Stock will not be entitled to receive dividends nor have any liquidation preference rights. Also, the Series E Preferred Stock are non-convertible and may be redeemed at any time by the Company for $1.00 per share. Each share of Series E Preferred Stock shall vote together with the Common Stock of the Company, as a group, unless prohibited by Nevada law, and shall entitle the holder thereof to a number of votes equal to one percent (1%) of the total voting power of then-outstanding Common Stock; provided, however, each share of Series E Preferred Stock is subject to certain “blocker” clause pursuant to Section 6.2 of the Series E Certificate of Designation. Pursuant to the “blocker” clause, every holder of the Series E Preferred Stock together with such holder’s affiliates and Attribution Parties will have its voting power attributable to ownership of Series E Preferred Stock together with any and all securities of the Company owned by such parties limited to be no more than 9.99% of the voting power of the outstanding capital stock. The term “Attribution Parties” is defined in the Series E Certificate of Designation to consist of the following persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date the shares of Series E Preferred Stock are issued to the holder, directly or indirectly managed or advised by the holder’s investment manager or any of its affiliates or principals, (ii) any direct or indirect affiliates of the holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a group together with the holder or any of the foregoing; and (iv) any other persons whose beneficial ownership of the Corporation’s voting securities would or could be aggregated with the holder’s and the other Attribution Parties for purposes of Section 13(d) of the Securities Exchange Act of 1934. For clarity, the purpose of the foregoing is to limit a holder’s and such holder’s affiliates and Attribution Parties voting power to be no more than 9.9%. The issuance of the Series E Preferred Stock is subject to the notification requirement of Rule 5250(e)(2)(C) of Nasdaq Listing Rules. The Company has submitted such notification with the Nasdaq Listing Department and is currently waiting for their response.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company issued the Investor an aggregate of 1,850,000 freely tradeable shares of the Company’s Common Stock in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended, as involving an exchange by the Company exclusively with its security holders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No:	Description:

4.1	Warrant, dated November 20, 2020, issued by ToughBuilt Industries, Inc. to the Investor

10.1	Exchange Agreement, dated November 20, 2020, between ToughBuilt Industries, Inc. and the Investor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: November 23, 2020	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer